UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) July 31, 2012

CU BANCORP

(Exact name of registrant as specified in its charter)

California	000-54774	90-0779788
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100, Encino, California		91436
(Address of Principal Executive Offices)		(Zip Code)

(818) 257-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 31, 2012, CU Bancorp and California United Bank completed the following transactions:

(i)	The formation of a bank holding company (“CU Bancorp”) for California United Bank (the “Bank”) and the related bank holding company reorganization pursuant to an Agreement and Plan of Merger dated December 8, 2011 (the “Merger Agreement”) and the related Agreement to Merge and Plan of Bank Holding Company Formation. CU Bancorp became the sole shareholder of California United Bank, in a one-to-one exchange of shares of California United Bank common stock for CU Bancorp common stock. In addition the California United Bank 2005 Stock Option Plan and the California United Bank 2007 Equity and Incentive Plan (collectively the “Equity Plans”) were automatically deemed to be equity incentive plans of CU Bancorp and the outstanding options to purchase California United Bank common stock and the outstanding shares of restricted California United Bank common stock previously granted pursuant to the Equity Plans were automatically deemed to be outstanding options to purchase CU Bancorp common stock and outstanding shares of restricted CU Bancorp common stock respectively, having the same terms, conditions and restrictions as originally imposed thereon. Collectively these transactions are referred to as the “Holding Company Formation”;

(ii)	The acquisition of Premier Commercial Bancorp (“PC Bancorp”) pursuant to an Agreement and Plan of Merger dated December 8, 2011, through a series of mergers and by the merger of PC Bancorp into CU Bancorp (the “Bancorp Acquisition”; and

(iii)	The acquisition of Premier Commercial Bank, N.A. through the merger of the Premier Commercial Bank, N.A. into California United Bank (the “Bank Acquisition”).

The Holding Company Formation

On July 31, 2012, California United Bank became the wholly owned subsidiary of CU Bancorp, a California corporation and the bank holding company for California United Bank, in a one-to-one- exchange of California United Bank common stock for CU Bancorp common stock. CU Bancorp common stock will trade on the Over-the-Counter Bulletin Board (“OTCBB”) under the ticker symbol “CUNB”.

The Bancorp Acquisition

PC Bancorp was a bank holding company and the parent of Premier Commercial Bank, N.A. On July 31, 2012, PC Bancorp merged with and into CU Bancorp, with CU Bancorp as the surviving company. Shareholders of PC Bancorp received a total of 3,721,442 shares of CU

Bancorp common stock in an exchange ratio of .9923 shares of CU Bancorp common stock for each share of PC Bancorp common stock. Cash will be paid in lieu of fractional shares at $11.0676 per share. The transaction is valued at approximately $42.3 million based on the closing price of California United Bank common stock on July 31, 2012. In addition, holders of stock options of PC Bancorp will receive the positive difference between $10.9824 and the exercise price per share.

The Bank Acquisition

On July 31, 2012, Premier Commercial Bank, N.A. merged with and into California United Bank, with California United Bank as the surviving bank. Premier Commercial Bank was a national bank with total assets of approximately $414 million on June 30, 2012. Premier Commercial Bank, N.A. engaged in the commercial banking business, with offices in Anaheim and Irvine/Newport Beach, California. The offices in Anaheim and Irvine/ Newport Beach will become full-service branch offices of California United Bank.

Additional Information

Additional information and details of the transactions were previously disclosed in the joint proxy statement/prospectus filed by CU Bancorp with the Securities and Exchange Commission (the “SEC”) on April 13, 2012, as amended on June 19, 2012 (SEC File No. 333-180739) (the “Joint Proxy Statement/Prospectus”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Appendix A in the Joint Proxy Statement/Prospectus and is incorporated by reference herein.

Section 5 Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Bancorp Acquisition and at the effective time of the Bank Acquisition, the executive officers and directors of CU Bancorp and California United Bank immediately prior to the effective time became the executive officers and directors of CU Bancorp and California United Bank, respectively; provided, however, that Robert C. Bills and Ronald W. Jones, both of whom served on the board of directors of CU Bancorp and California United Bank, had previously provided written notification of their intent to retire as directors of both CU Bancorp and California United Bank and such resignations were accepted, at the effective time of these Acquisitions.

Mr. Bills served as the Chairman of the Compensation, Nomination and Corporate Governance Committee and Mr. Jones previously served as the Audit Committee expert and Chairman of the Audit Committee. Both Mr. Bills and Mr. Jones have served on, and have meaningfully contributed to, California United Bank’s board of directors since its organization.

Additionally, pursuant to the terms of the Merger Agreement and at the effective time of the Acquisitions, Kenneth J. Cosgrove and Robert Matranga joined the boards of directors of CU Bancorp and California United Bank to serve until their respective successors are duly elected or appointed and qualified.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Section 8

Item 8.01	Other Events

On August 1, 2012, California United Bank and CU Bancorp issued a press release reporting that on July 31, 2012, the Holding Company Formation, the Bancorp Acquisition and the Bank Acquisition were all completed.

A copy of that release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.

Financial Statement information regarding PC Bancorp in the form and for the periods required pursuant to this Item and SEC Regulation S-X 8.04 will be filed within 71 days of the date hereof.

(d) Exhibits

99.1 Press Release dated August 1, 2012 – California United Bank Completes Acquisition of Premier Commercial Bank—CU Bancorp Established as Holding Company for California United Bank—Kenneth J. Cosgrove and Robert Matranga Appointed to CU Bancorp Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2012	CALIFORNIA UNITED BANK

/s/ Anita Wolman
Anita Wolman, Executive Vice President & General Counsel
(Duly Authorized Representative)

Exhibit Index

Exhibit No.	Description

99.1	99.1 Press Release dated August 1, 2012 – California United Bank Completes Acquisition of Premier Commercial Bank - CU Bancorp Established as Holding Company for California United Bank - Kenneth J. Cosgrove and Robert Matranga Appointed to CU Bancorp Board of Directors